EXHIBIT 15.1

Deloitte & Touche S.p.A. Via Tortona, 25 20144 Milano Italia Tel: +39 02 83322111 Fax: +39 02 83322112 www.deloitte.it

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO LUXOTTICA GROUP S.p.A.

We consent to the incorporation by reference in Registration Statements Nos. 333-147724, 333-14006 and 333-9546 on Form S-8 of our reports dated June 23, 2009, relating to the consolidated financial statements and financial statement schedule of Luxottica Group S.p.A. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” effective January 1, 2007, and the Company’s adoption of the measurement date provision and recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)” effective December 31, 2008 and December 31, 2006, respectively), and the effectiveness of Luxottica Group S.p.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Luxottica Group S.p.A. for the year ended December 31, 2008.

Milan, Italy

June 23, 2009

Ancona Bari Bergamo Bologna Brescia Cagliari Firenze Genova Milano Napoli Padova Parma Perugia
Roma Torino Treviso Verona

Sede legale: Via Tortona, 25 - 20144 Milano

Capitale Sociale: Euro 10.328.220, 00 i.v.

Partita IVA/Codice Fiscale/Registro delle Imprese Milano n. 03049560166 - R.E.A. Milano n. 1720239

Member of Deloitte Touche Tohmatsu